Exhibit 99.1

_+ NYM ED1 FC1 TNW IRW RWB (THE RUTH GROUP, INC. 141673  NY)
711
...m.ka
NYTU041   /FROM PR NEWSWIRE NEW YORK  800-776-8090/
>%
[STK] ABR
[IN] RLT FIN
[SU] FNC
TO BUSINESS AND REAL ESTATE EDITORS:

   ARBOR REALTY TRUST RECEIVES $36 MILLION DISTRIBUTION FROM EQUITY INVESTMENT

    UNIONDALE, N.Y., July 5 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced that it received a distribution of approximately $36 million from Prime Outlets Acquisition Company LLC ("Prime"), an entity in which Arbor owns an equity and profits interest.

    Prime owns and operates factory outlet centers throughout the United States and Puerto Rico. Prime refinanced the debt on a portion of the assets in its portfolio, receiving proceeds in excess of the amount of the previously existing debt. The excess proceeds were distributed to each of the partners in accordance with Prime's operating agreement.

    Approximately $25 million of the proceeds received will be included in income for the quarter ended June 30, 2005, subject to incentive compensation per Arbor's management agreement. Approximately $9 million of the proceeds will be recorded on the balance sheet as deferred revenue because Arbor has guaranteed a portion of the new debt. This amount will be recorded as income when this guarantee is eliminated. The remaining $2 million represents the return of Arbor's invested capital. Arbor believes the majority of these proceeds is not subject to taxation. Once the non-taxable portion of these proceeds is determined, Arbor intends to retain it to fund additional business and increase shareholders' equity.

    "We are very pleased with the results of this transaction," said Ivan Kaufman, Chairman and Chief Executive Officer of Arbor. "We have always believed that our investment in Prime had substantial value. This distribution is a very significant one and validates our strategy of creating shareholder value by investing in equity and profits interests. While these investments generally take some time to harvest, our goal is to populate our portfolio with these types of investments when they are available."

    About Arbor Realty Trust, Inc.
    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement
    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor's Annual Report on Form 10-K for the year ended December 31, 2004 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

    Contacts:                                    Investors:
     Arbor Realty Trust, Inc.                     Stephanie Carrington /
     Rick Herbst, Chief Financial Officer          Denise Roche
     516-832-7408                                 The Ruth Group
     rick.herbst@thearbornet.com                  646-536-7017 / 7008
                                                  scarrington@theruthgroup.com
                                                  droche@theruthgroup.com
     Media:
     Bonnie Habyan, SVP of Marketing
     516-229-6615
     bonnie.habyan@thearbornet.com

SOURCE  Arbor Realty Trust, Inc.
    -0-                             07/05/2005
    /CONTACT: Rick Herbst, Chief Financial Officer, +1-516-832-7408, rick.herbst@thearbornet.com, or Media: Bonnie Habyan, SVP of Marketing, +1-516-229-6615, bonnie.habyan@thearbornet.com, both of Arbor Realty Trust, Inc., or Investors - Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group for Arbor Realty Trust, Inc.